EXHIBIT 4(e)





                LOUISIANA POWER & LIGHT COMPANY

                               TO

                 BANK OF MONTREAL TRUST COMPANY
 (successor to The Chase Manhattan Bank (National Association))

                              AND

                       MARK F. McLAUGHLIN
               (successor to Z. George Klodnicki)
          As Trustees under Louisiana Power & Light
            Company's Mortgage and Deed of Trust,
                   dated as of April 1, 1944



                        ________________



             ______________ Supplemental Indenture

                Providing among other things for
       First Mortgage Bonds, _______________ Series ____
                       (________ Series)


                  Dated as of __________, 199_




               ___________ SUPPLEMENTAL INDENTURE


      INDENTURE, dated as of ___________, 199_, between LOUISIANA POWER & LIGHT COMPANY, a corporation of the State of Louisiana (successor by merger to LOUISIANA POWER & LIGHT COMPANY, a corporation of the State of Florida), whose post office address is 639 Loyola Avenue, New Orleans, Louisiana 70113 (hereinafter sometimes called the "Company"), and BANK OF MONTREAL TRUST COMPANY, a New York corporation (successor to THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION)), whose principal office is located at 77 Water Street, New York, New York 10005 (hereinafter sometimes called the "Corporate Trustee"), and MARK F. McLAUGHLIN (successor to Z. GEORGE KLODNICKI), whose post office address is 44 Norwood Avenue, Westwood, New Jersey 07711 (said MARK F. McLAUGHLIN being hereinafter sometimes called the "Co-Trustee" and the Corporate Trustee and the Co-Trustee being hereinafter together sometimes called the "Trustees"), as Trustees under the Mortgage and Deed of Trust, dated as of April 1, 1944 (hereinafter called the "Mortgage"), which Mortgage was executed and delivered by Louisiana Power & Light Company, a corporation of the State of Florida (hereinafter sometimes called the "Florida Company"), to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Mortgage, reference to which Mortgage is hereby made, this Indenture (hereinafter called the "___________ Supplemental Indenture") being supplemental thereto;

      WHEREAS, the Mortgage was recorded in various Parishes in the State of Louisiana, which Parishes are the same Parishes in which this ___________ Supplemental Indenture is to be recorded;
and

      WHEREAS, by the Mortgage, the Florida Company covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the lien of the Mortgage any property thereafter acquired and intended to be subject to the lien thereof; and

      WHEREAS, the Florida Company executed and delivered the following supplemental indentures:

               Designation                      Dated as of

          First Supplemental Indenture        March 1, 1948
          Second Supplemental Indenture       November 1, 1950
          Third Supplemental Indenture        September 1, 1953
          Fourth Supplemental Indenture       October 1, 1954
          Fifth Supplemental Indenture        January 1, 1957

               Designation                      Dated as of

          Sixth Supplemental Indenture        April 1, 1960
          Seventh Supplemental Indenture      June 1, 1964
          Eighth Supplemental Indenture       March 1, 1966
          Ninth Supplemental Indenture        February 1, 1967
          Tenth Supplemental Indenture        September 1, 1967
          Eleventh Supplemental Indenture     March 1, 1968
          Twelfth Supplemental Indenture      June 1, 1969
          Thirteenth Supplemental Indenture   December 1, 1969
          Fourteenth Supplemental Indenture   November 1, 1970
          Fifteenth Supplemental Indenture    April 1, 1971
          Sixteenth Supplemental Indenture    January 1, 1972
          Seventeenth  Supplemental Indenture   November  1, 1972
          Eighteenth Supplemental Indenture   June 1, 1973
          Nineteenth Supplemental Indenture   March 1, 1974
          Twentieth Supplemental Indenture    November 1, 1974

which supplemental indentures were recorded in various Parishes in the State of Louisiana; and

      WHEREAS, the Florida Company was merged into the Company on February 28, 1975, and the Company thereupon executed and delivered a Twenty-first Supplemental Indenture, dated as of March 1, 1975, pursuant to which the Company, among other things, assumed and agreed duly and punctually to pay the principal of and interest on the bonds at the time issued and outstanding under the Mortgage, as then supplemented, in accordance with the provisions of said bonds and of any appurtenant coupons and of the Mortgage as so supplemented, and duly and punctually to observe, perform and fulfill all of the covenants and conditions of the Mortgage, as so supplemented, to be kept or performed by the Florida Company, and said Twenty-first Supplemental Indenture was recorded in various Parishes in the State of Louisiana; and

       WHEREAS, the Company has succeeded to and has been substituted for the Florida Company under the Mortgage with the same effect as if it had been named as mortgagor corporation therein; and

      WHEREAS, the Company executed and delivered the following supplemental indentures:

               Designation                      Dated as of

       Twenty-second Supplemental Indenture         September 1, 1975
       Twenty-third  Supplemental Indenture         December  1, 1976
       Twenty-fourth Supplemental Indenture         January 1, 1978
       Twenty-fifth Supplemental Indenture          July 1, 1978
       Twenty-sixth Supplemental Indenture          May 1, 1979

               Designation                      Dated as of

       Twenty-seventh Supplemental Indenture         November 1, 1979
       Twenty-eighth Supplemental Indenture          December 1, 1980
       Twenty-ninth Supplemental Indenture           April 1, 1981
       Thirtieth Supplemental Indenture              December 1, 1981
       Thirty-first Supplemental Indenture           March 1, 1983
       Thirty-second Supplemental Indenture          September 1, 1983
       Thirty-third Supplemental Indenture           August 1, 1984
       Thirty-fourth Supplemental Indenture          November 1, 1984
       Thirty-fifth  Supplemental Indenture          December  1, 1984
       Thirty-seventh Supplemental Indenture         April  1, 1986
       Thirty-eighth Supplemental Indenture          November 1, 1986
       Thirty-ninth Supplemental Indenture           May 1, 1988
       Fortieth Supplemental Indenture               December 1, 1988
       Forty-first Supplemental Indenture            April 1, 1990
       Forty-second Supplemental Indenture           June 1, 1991
       Forty-third Supplemental Indenture            April 1, 1992
       Forty-fourth Supplemental Indenture           July 1, 1992
       Forty-fifth Supplemental Indenture            December 1, 1992
       Forty-sixth Supplemental Indenture            March 1, 1993
       Forty-seventh  Supplemental Indenture         May  1, 1993
       Forty-eighth  Supplemental Indenture          December  1, 1993
       Forty-ninth Supplemental Indenture            July 1, 1994
       Fiftieth Supplemental Indenture               September 1, 1994

          1

which supplemental indentures were recorded in various Parishes in the State of Louisiana; and

      WHEREAS, in addition to the property described in the Mortgage, as supplemented, the Company has acquired certain other property, rights and interests in property; and

      WHEREAS, the Florida Company or the Company has heretofore issued, in accordance with the provisions of the Mortgage, as supplemented, the following series of First Mortgage Bonds:

     Principal                         Principal
     Amount                              Amount
                      Series             Issued   Outstanding

 3% Series due 1974                  $ 17,000,000    None
 3 1/8% Series due 1978                10,000,000    None
 3% Series due 1980                    10,000,000    None
 4% Series due 1983                    12,000,000    None
 3 1/8% Series due 1984                18,000,000    None
 4 3/4% Series due 1987                20,000,000    None
 5% Series due 1990                    20,000,000    None
 4 5/8% Series due 1994                25,000,000    None
 5 3/4% Series due 1996                35,000,000 $35,000,000
 5 5/8% Series due 1997                16,000,000 16,000,000
 6 1/2% Series due September 1, 1997   18,000,000 18,000,000
 7 1/8% Series due 1998                35,000,000 35,000,000
 9 3/8% Series due 1999                25,000,000    None
 9 3/8% Series due 2000                20,000,000    None
 7 7/8% Series due 2001                25,000,000 18,700,000
 7 1/2% Series due 2002                25,000,000 23,000,000
 7 1/2% Series due November 1, 2002    25,000,000 15,259,000
 8% Series due 2003                    45,000,000 25,561,000
 8 3/4% Series due 2004                45,000,000    None
 9 1/2% Series due November 1, 1981    50,000,000    None
 9 3/8% Series due September 1, 1983   50,000,000    None
 8 3/4% Series due December 1, 2006    40,000,000    None
 9% Series due January 1, 1986         75,000,000    None
10% Series due July 1, 2008            60,000,000    None
10 7/8% Series due May 1, 1989         45,000,000    None
13 1/2% Series due November 1, 2009    55,000,000    None
15 3/4% Series due December 1, 1988    50,000,000    None
16% Series due April 1, 1991           75,000,000    None
16 1/4% Series due December 1, 1991   100,000,000    None
12% Series due March 1, 1993          100,000,000    None
13 1/4% Series due March 1, 2013      100,000,000    None
13% Series due September 1, 2013       50,000,000    None
16% Series due August 1, 1994         100,000,000    None
14 3/4% Series due November 1, 2014    55,000,000    None
15 1/4% Series due December 1, 2014    35,000,000    None
14% Series due December 1, 1992        60,000,000    None

     Principal                         Principal
     Amount                              Amount
                      Series             Issued   Outstanding

14 1/4% Series due December 1, 1995   $15,000,000    None
10 1/2% Series due April 1, 1993      200,000,000    None
10 3/8% Series due November 1, 2016   280,000,000    None
Series 1988A due September 30, 1988    13,334,000    None
Series 1988B due September 30, 1988    10,000,000    None
Series 1988C due September 30, 1988     6,667,000    None
10.36% Series due December 1, 1995     75,000,000 $75,000,000
10 1/8% Series due April 1, 2020      100,000,000 95,000,000
Environmental Series A due June 1, 2021  52,500,000   52,500,000
Environmental Series B due April 1,2022  20,940,000   20,940,000
7.74% Series due July 1, 2002           179,000,000  179,000,000
8 1/2% Series due July 1, 2022           90,000,000   90,000,000
Environmental Series C due December 1, 2022  25,120,000  25,120,000
6.00% Series due March 1, 2000          100,000,000   100,000,000
Environmental Series D due May 1, 2023   34,364,000    34,364,000
Environmental Series E due December 1, 2023  25,991,667   25,991,667
Environmental Series F due July 1, 2024      21,335,000  21,335,000
Collateral Series 1994-A, due July 2, 2017 117,805,000  117,805,000
Collateral Series 1994-B, due July 2, 2017  58,865,000   58,865,000
Collateral Series 1994-C, due July 2, 2017  31,575,000   31,575,000

2

which bonds are also hereinafter sometimes called bonds of the First through ___________ Series, respectively; and

     WHEREAS, Section 8 of the Mortgage provides that the form of each series of bonds (other than the First Series) issued thereunder and of the coupons to be attached to coupon bonds of such series shall be established by Resolution of the Board of Directors of the Company and that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such provisions not inconsistent with the provisions of the Mortgage as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Mortgage; and

      WHEREAS, Section 120 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restrictions if already restricted, and the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder, or the Company may cure any ambiguity contained therein, or in any supplemental indenture, or may establish the terms and provisions of any series of bonds (other than the First Series) by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the states in which any property at the time subject to the lien of the Mortgage shall be situated; and

      WHEREAS, the Company now desires to create __________ new series of bonds and to add to its covenants and agreements contained in the Mortgage, as heretofore supplemented, certain other covenants and agreements to be observed by it and to alter and amend in certain respects the covenants and provisions contained in the Mortgage, as heretofore supplemented; and

      WHEREAS, the execution and delivery by the Company of this ___________ Supplemental Indenture, and the terms of the bonds of the ________ Series, hereinafter referred to, have been duly authorized by the Board of Directors of the Company by appropriate Resolutions of said Board of Directors;

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

      That the Company, in consideration of the premises and of One Dollar to it duly paid by the Trustees at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustees and in order further to secure the payment both of the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect and the performance of all the provisions of the Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of said bonds, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, hypothecates, affects, pledges, sets over and confirms (subject, however, to Excepted Encumbrances as defined in Section 6 of the Mortgage) unto Mark F. McLaughlin and (to the extent of its legal capacity to hold the same for the purposes hereof) to Bank of Montreal Trust Company, as Trustees under the Mortgage, and to their successor or successors in said trust, and to said Trustees and their successors and assigns forever, all of the property now owned by the Company and specifically described in the Mortgage, as supplemented, and all the following described properties of the Company, whether now owned or hereafter acquired, namely:

                         PARAGRAPH ONE
                         3

      The Electric Generating Plants, Plant Sites and Stations, and all ownership interests therein, of the Company, including all electric works, power houses, buildings, pipe lines and structures owned by the Company and all land of the Company on which the same are situated and all of the Company's lands, together with the buildings and improvements thereon, and all rights, ways, servitudes, prescriptions, and easements, rights-of-way, permits, privileges, licenses, poles, wires, machinery, implements, equipment and appurtenances, forming a part of said plants, sites or stations, or any of them, or used or enjoyed, or capable of being used or enjoyed in conjunction with any of said power plants, sites, stations, lands and property.

                         PARAGRAPH TWO

      The Electric Substations, Switching Stations, Microwave installations and UHF-VHF installations of the Company, and the Sites therefor, including all buildings, structures, towers, poles, all equipment, appliances and devices for transforming, converting, switching, transmitting and distributing electric energy, and for communications, and the lands of the Company on which the same are situated, and all of the Company's lands, rights, ways, servitudes, prescriptions, easements, rights-of-way, machinery, equipment, appliances, devices, licenses and appurtenances forming a part of said substations, switching stations, microwave installations or UHF-VHF installations, or any of them, or used or enjoyed or capable of being used or enjoyed in conjunction with any of them.

                        PARAGRAPH THREE

      All and Singular the Miscellaneous Lands and Real Estate or
Rights and Interests therein of the Company now owned, or, subject to the provisions of Section 87 of the Mortgage, hereafter acquired during the existence of this trust.

                         PARAGRAPH FOUR

      The Electric Transmission Lines of the Company, including the structures, towers, poles, wires, cables, switch racks, conductors, transformers, pole type substations, insulators and all appliances, devices and equipment used or useful in connection with said transmission lines and systems, and all other property, real, personal or mixed, forming a part thereof or appertaining thereto, together with all rights-of-way, easements, prescriptions, servitudes, permits, privileges, licenses, consents, immunities and rights for or relating to the construction, maintenance or operation thereof, through, over, under or upon any public streets or highways or other lands, public or private.

                         PARAGRAPH FIVE

      The Electric Submarine Cables of the Company, including the wires, cables, switch racks, conductors, conduits, transformers, substations, insulators and all appliances, devices and equipment used or useful in connection with said submarine cables, and all other property, real, personal or mixed, forming a part thereof or appertaining thereto, together with all rights-of-way, easements, prescriptions, servitudes, permits, privileges, licenses, consents, immunities and rights for or relating to the construction, maintenance or operation thereof.

      And also all extensions, replacements, branches, taps, developments and improvements of said submarine cables, or any of them, and all other submarine cables owned by the Company wherever situated, whether now owned or hereafter acquired and/or constructed, as well as all of the Company's rights-of-way, easements, permits, privileges, licenses, consents, immunities and rights for or relating to the construction, maintenance or operation thereof, subject, however, to the provisions of Section 87 of the Mortgage.

                         PARAGRAPH SIX

      The Electric Distribution Lines and Systems of the Company, including the structures, towers, poles, wires, insulators and appurtenances, appliances, conductors, conduits, cables, transformers, meters, regulator stations and regulators, accessories, devices and equipment and all of the Company's other property, real, personal or mixed, forming a part of or used, occupied or enjoyed in connection with or in anywise appertaining to said distribution lines and systems, together with all of the Company's rights-of-way, easements, permits, prescriptions, privileges, municipal or other franchises, licenses, consents, immunities and rights for or relating to the construction, maintenance or operation thereof, through, over, under, or upon any public streets or highways, public or private lands, including all additions, improvements or replacements to all of the distribution systems located in the municipalities and parishes set forth in the Mortgage and in the First through ______________ Supplemental Indentures.

       And also all branches, extensions, improvements and developments of or appertaining to or connected with said distribution lines, systems or any of them, and all other distribution systems of the Company and parts and portions thereof, wherever situated, whether connected or not connected with any of the foregoing systems and whether now owned or hereafter acquired, as well as all of the Company's rights-of-way, easements, privileges, prescriptions, permits, municipal or other franchises, consents and rights for or relating to the construction, maintenance or operation thereof or any part or portion thereof, through, over, under or upon any public streets or highways or public or private lands, whether now owned or hereafter acquired, subject, however, to the provisions of
Section 87 of the Mortgage.

                        PARAGRAPH SEVEN

      The certain franchises, privileges, permits, grants and consents for the construction, operation and maintenance of electric systems in, on and under streets, alleys, highways, roads, and public grounds, areas and rights-of-way, and/or for the supply and sale of electricity, and all rights incident thereto, which were granted by the governing bodies of the respective municipalities, parishes and public authorities in the State of Louisiana.

      Also all other franchises, privileges, permits, grants and consents owned or hereafter acquired by the Company for the construction, operation and maintenance of electric systems in, on or under streets, alleys, highways, roads, and public grounds, areas and rights-of-way and/or for the supply and sale of electricity and all rights incident thereto, subject, however, to the provisions of Section 87 of the Mortgage.

      All other property, real, personal and mixed, acquired by the Company after the date of the execution and delivery of the Mortgage, in addition to property covered by the First through Forty-fifth Supplemental Indentures (except any herein or in the Mortgage or in said Supplemental Indentures expressly excepted), now owned or, subject to the provisions of Section 87 of the Mortgage, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in this ___________ Supplemental Indenture) all lands, power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, dams, dam sites, aqueducts and all other rights or means for appropriating, conveying, storing and supplying water; all rights-of-way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto, telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water works, water systems, steam heat and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, electric, gas and other machines, regulators, meters, transformers, generators, motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture and chattels; all municipal and other franchises, consents, or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose, including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights-of-way and other rights in or relating to real estate or the occupancy of the same and (except as herein or in the Mortgage, as heretofore supplemented, expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Mortgage, as heretofore supplemented, described.

     TOGETHER WITH all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in any wise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

      IT IS HEREBY AGREED by the Company that, subject to the provisions of Section 87 of the Mortgage, all the property, rights and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted), shall be and are as fully granted and conveyed hereby and as fully embraced within the lien hereof and the lien of the Mortgage, as if such property, rights and franchises were now owned by the Company and were specifically described herein and conveyed hereby.

      PROVIDED THAT the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of this ____________ Supplemental Indenture and from the lien and operation of the
Mortgage, namely: (1) cash, shares of stock, bonds, notes and other obligations and other securities not hereafter specifically pledged, paid, deposited, delivered or held under the Mortgage or covenanted so to be; (2) merchandise, equipment, materials or supplies held for the purpose of sale in the usual course of business and fuel, oil and similar materials and supplies consumable in the operation of any properties of the Company; rolling stock, buses, motor coaches, automobiles and other vehicles and all aircraft; (3) bills, notes and accounts receivable, judgments, demands and choses in action, and all contracts, leases and operating agreements not specifically pledged under the Mortgage or covenanted so to be; (4) the last day of the term of any lease or leasehold which may hereafter become subject to the lien of the Mortgage; (5) electric energy, gas, ice, and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; all timber, minerals, mineral rights and royalties; (6) the Company's franchise to be a corporation; and (7) any property heretofore released pursuant to any provisions of the Mortgage and not heretofore disposed of by the Company; provided, however, that the property and rights expressly excepted from the lien and operation of the Mortgage in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that either or both of the Trustees or their successor or successors in said trust or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XIII of the Mortgage by reason of the occurrence of a Default as defined in
Section 65 thereof.

      TO HAVE AND TO HOLD ALL such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto Mark F. McLaughlin and (to the extent of its legal capacity to hold the same for the purposes hereof) to Bank of Montreal Trust Company, as Trustees, and their successors and assigns forever.

      IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, as supplemented, this ___________ Supplemental Indenture being supplemental thereto.

      AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage, as supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and the Trustees and the beneficiaries of the trust with respect to said property, and to the Trustees and their successors as Trustees of said property in the same manner and with the same effect as if said property had been owned by the Company at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to said Trustees by the Mortgage as a part of the property therein stated to be conveyed.

      The Company further covenants and agrees to and with the Trustees and their successor or successors in said trust under the Mortgage as follows:


                           ARTICLE I

                   __________ SERIES OF BONDS

     SECTION 1. (I) There shall be a series of bonds designated "
Series            "    (herein    sometimes    called    the    "
Series"), each of which shall also bear the descriptive title "First Mortgage Bond", and the form thereof, which shall be established by Resolution of the Board of Directors of the
Company,  shall contain suitable provisions with respect  to  the matters hereinafter in this Section specified. Bonds of the Series (which shall be issued in the aggregate principal amount not to exceed $__________) shall be issued as fully registered bonds in the denomination of One Thousand Dollars and, at the option of the Company, in any multiple or multiples of One Thousand Dollars (the exercise of such option to be evidenced by the execution and delivery thereof), and shall be dated as in
Section 10 of the Mortgage provided. Each bond of the __________ Series shall (a) be issued in such principal amount, (b) mature on such date (not more than ______ (__) years after the date of the execution and delivery of this __________ Supplemental Indenture) and (c) have such other terms and provisions, all as shall be specified by the Company in a written order, or orders, executed by the Chairman of the Board, the President, any Vice President, the Treasurer or any Assistant Treasurer of the
Company, delivered to the Trustee referring to the bonds of the __________ Series (each such written order being hereinafter sometimes referred to as a "Company Order"), such specification by such an officer of the Company having been heretofore authorized in a Resolution filed with the Trustee referring to this __________ Supplemental Indenture. The bonds of the __________ Series shall not bear interest. The principal of and interest on each said bond shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts.

      (II) The bonds of the _________ Series shall be issued and delivered from time to time by the Company to the trustee under the Indenture, to be dated as of _________, 1996, as supplemented (the "1996 Indenture"), of the Company to Chemical Bank, as such trustee (such trustee and any successor thereto hereinafter referred to as the "1996 Indenture Trustee"), as the basis for the authentication and delivery from time to time of securities under the 1996 Indenture. As provided in the 1996 Indenture, the bonds of the __________ Series, when so issued and delivered, will be registered in the name of the 1996 Indenture Trustee or its nominee and will be owned and held by the 1996 Indenture Trustee, subject to the provisions of the 1996 Indenture, for the benefit of the holders of all securities from time to time outstanding under the 1996 Indenture, and the Company shall have no interest therein.

     Anything herein to the contrary notwithstanding, any payment by the Company under the 1996 Indenture of the principal of the securities which shall have been authenticated and delivered under the 1996 Indenture on the basis of the delivery to the 1996 Indenture Trustee of bonds of the __________ Series (other than by the application of the proceeds of a payment in respect of such bonds of the __________ Series) shall, to the extent thereof, be deemed to satisfy and discharge the obligation of the Company, if any, to make a payment of principal of such bonds of the _________ Series which is then due.

      The Trustee may conclusively presume that the obligation of the Company to pay the principal of the bonds _________ Series as the same shall become due and payable, whether at maturity, upon redemption or otherwise, shall have been fully satisfied and discharged unless and until it shall have received a written notice from the 1996 Indenture Trustee, signed by an authorized officer thereof, stating that the principal of specified bonds of the ___________ Series has become due and payable and has not been fully paid, and specifying the amount of funds required to make such payment.

      (III) Bonds of the           Series shall be redeemable  in
whole at any time, or in part from time to time, prior to maturity, either at the option of the Company or by the application (either at the option of the Company or pursuant to the requirements of the Mortgage) of cash delivered to or deposited with the Corporate Trustee pursuant to the provisions of Section 39 or Section 64 of the Mortgage or with the Proceeds of Released Property in any case at a redemption price equal to 100% of the principal amount thereof.

      In the event that any bonds of the __________ Series have a stated maturity date subsequent to the stated maturity date of the securities authenticated and delivered under the 1996 Indenture on the basis of the delivery to the 1996 Indenture Trustee of such bonds of the __________ Series, such bonds of the __________ Series shall be redeemed on the stated maturity date of such securities at a redemption price equal to 100% of the principal amount thereof.

     In the event that any securities authenticated and delivered under the 1996 Indenture on the basis of the delivery to the 1996 Indenture Trustee of bonds of the ___________ Series are to be redeemed pursuant to any provisions contained in such securities for the mandatory redemption thereof (pursuant to a sinking fund or otherwise) or for the redemption thereof at the option of the holder, such bonds of the ________ Series shall be redeemed in a corresponding principal amount on the date fixed for such redemption of such securities at a redemption price equal to 100% of the principal amount thereof.

     If less than all the bonds of the _________ Series are to be redeemed pursuant to the first paragraph of this subsection
(III), the bonds to be redeemed shall be selected from bonds having the stated maturity dates and redemption provisions, and in the principal amounts, designated to the Trustee by the
Company. Notwithstanding the provisions of Section 52 of the Mortgage, no notice of any redemption of bonds of the __________ Series shall be required to be given.

     (IV) At the option of the registered owner, any bonds of the Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations which have the same stated maturity date and redemption provisions, if any.

      Bonds of the        Series shall be transferable, upon  the
surrender thereof for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York; provided, however, that the bonds of the __________ Series shall not be transferable by the 1996 Indenture Trustee except to a successor trustee under the 1996 Indenture. The bonds of the __________ Series may bear such legends as may be necessary to comply with an law or with any rules or regulations made pursuant thereto or with the rules or regulations of any securities exchange or to conform to usage with respect thereto.

     The Company hereby waives any right to make a charge for any exchange or transfer of bonds of the _________ Series.


                           ARTICLE II

                    MISCELLANEOUS PROVISIONS

      SECTION 2. Subject to any amendments provided for in this ___________ Supplemental Indenture, the terms defined in the Mortgage, as heretofore supplemented, shall, for all purposes of this ___________ Supplemental Indenture, have the meanings specified in the Mortgage, as heretofore supplemented.

      SECTION 3. The Trustees hereby accept the trusts herein declared, provided, created or supplemented and agree to perform the same upon the terms and conditions herein and in the Mortgage, as heretofore amended, set forth and upon the following terms and conditions:

      The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this ___________ Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XVII of the Mortgage, as heretofore amended, shall apply to and form part of this ___________ Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this ___________ Supplemental Indenture.

       SECTION 4. Whenever in this ___________ Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XVI and XVII of the Mortgage, as heretofore amended, be deemed to include the successors and assigns of such party, and all covenants and agreements in this ___________ Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustees, or either of them, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

       SECTION 5. Nothing in this ___________ Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Mortgage, any right, remedy or claim under or by reason of this ___________ Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this ___________ Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and coupons Outstanding under the Mortgage.

     SECTION 6. It is the intention and it is hereby agreed that, so far as concerns that portion of the Mortgaged and Pledged
Property situated within the State of Louisiana, the general language of conveyance contained in this ___________ Supplemental Indenture is intended and shall be construed as words of hypothecation and not of conveyance, and that, so far as the said Louisiana property is concerned, this ___________ Supplemental Indenture shall be considered as an act of mortgage and pledge under the laws of the State of Louisiana, and the Trustees herein named are named as mortgagee and pledgee in trust for the benefit of themselves and of all present and future holders of bonds and coupons issued and to be issued under the Mortgage, and are irrevocably appointed special agents and representatives of the holders of the bonds and coupons issued and to be issued under the Mortgage and vested with full power in their behalf to effect and enforce the mortgage and pledge hereby constituted for their benefit, or otherwise to act as herein provided for.

      SECTION 7. This ___________ Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

      IN WITNESS WHEREOF, LOUISIANA POWER & LIGHT COMPANY has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries, for and in its behalf, and BANK OF MONTREAL TRUST COMPANY, in token of its acceptance of the trust hereby created, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be attested by one of its Assistant Secretaries and MARK F. McLAUGHLIN, in token of his acceptance of the trust hereby created, has hereunto set his hand and affixed his seal, all as of the day and year first above written.

                              LOUISIANA POWER & LIGHT COMPANY


                              By  ___________________________



Attest:

____________________________________



Executed, sealed and delivered by
LOUISIANA POWER & LIGHT COMPANY
in the presence of:


____________________________________



____________________________________

                              BANK OF MONTREAL TRUST COMPANY,
                                As Corporate Trustee




By_____________________________________



Attest:

____________________________________



                                _____________________________________[L.S.]
                                    Mark F. McLaughlin
                                      As Co-Trustee



Executed, sealed and delivered by
BANK OF MONTREAL TRUST COMPANY and
MARK F. McLAUGHLIN
in the presence of:

____________________________________



____________________________________

STATE OF LOUISIANA
                      }    ss.:
PARISH OF ORLEANS

      On this ____ day of ________, 199_, before me appeared __________________, to me personally known, who, being by me duly sworn, did say that he is a ______________ of LOUISIANA POWER & LIGHT COMPANY, and that the seal affixed to the above instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said _______________ acknowledged said instrument to be the free act and deed of said corporation.

      On the ____ day of ___________, in the year 199_, before me personally came _______________, to me known, who, being by me duly sworn, did depose and say that he resides at ___________________________, State of Louisiana; that he is a
______________ of LOUISIANA POWER & LIGHT COMPANY, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal, that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.



                               ___________________________

                               ___________________________
                                      NOTARY PUBLIC
                               Parish of Orleans, State of Louisiana
                               My Commission is Issued for Life

STATE OF NEW YORK
                          }    ss.:
COUNTY OF NEW YORK

      On this ____ day of _________, 199_, before me appeared __________________, to me personally known, who, being by me duly sworn, did say that he is a ______________ of BANK OF MONTREAL TRUST COMPANY, and that the seal affixed to the above instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said __________________ acknowledged said instrument to be the free act and deed of said corporation.

      On the ____ day of ________ in the year 199_, before me personally came __________________, to me known, who, being by me duly sworn, did depose and say that he resides at _______________________________________; that he is a
______________ of BANK OF MONTREAL TRUST COMPANY, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal, that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.





                      _____________________________________________
                                     _______________
                              NOTARY PUBLIC, STATE OF NEW YORK
                                      No. __________
                               ____________________________
                              __________________________________

STATE OF NEW YORK
                          }    ss.:
COUNTY OF NEW YORK

     On this ____ day of _________, 199_, before me appeared MARK
F. McLAUGHLIN, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

     On the ____ day of ________, 1993, before me personally came
MARK F. McLAUGHLIN, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same.





                         _____________________________________________
                                     _______________
                              NOTARY PUBLIC, STATE OF NEW YORK
                                      No. __________
                               ____________________________
                              __________________________________
_______________________________
      1   Here  will  be  inserted  any  additional  supplemental
indentures.

    2  Here will be inserted any additional outstanding series.

    3      Paragraphs  One  through Seven  may  contain  specific
     descriptions of properties of the Company.